Exhibit 99.1

FOR FURTHER INFORMATION:

Bill Hodges	Nichol Ochsner
Chief Financial Officer	Executive Director, Investor Relations
(919) 913-1030	& Corporate Communications (919) 913-1030

POZEN REPORTS THIRD QUARTER 2015 RESULTS

-Strategic Merger with Tribute Pharmaceuticals Still on Track to Close in December 2015-

-Commercial Launch Preparation Efforts for YOSPRALATM Well Underway-

Chapel Hill, N.C., November 9, 2015 — POZEN Inc. (NASDAQ: POZN), today announced results for the third quarter ended September 30, 2015. The Company highlighted important corporate, commercial, and regulatory updates from the quarter.

Total revenues resulting from VIMOVO® royalties for the three month period ended September 30, 2015, were $5.8 million, compared to total revenues of $7.5 million in the third quarter of 2014 that included $5.5 million of royalties and $2.0 million of amortization of the upfront fee for licensing of YOSPRALA. Total royalty revenues for the third quarter of 2015 increased 12 percent versus the prior quarter and 5 percent from the comparable period in 2014.

Operating expenses were $14.0 million in the third quarter of 2015, compared to $3.6 million for the comparable period in 2014. The increase in operating expenses in the third quarter of 2015 was primarily a result of YOSPRALA-related pre-commercialization costs of $2.4 million, new employee costs of $3.1 million, including $1.7 million of non-cash stock based compensation, and G&A discrete costs of $3.0 million transaction related cost and $1.1 million of severance related costs.

Other income was $2.8 million less in the third quarter of 2015 versus the third quarter of 2014 due to the prior year receipt of warrants for Pernix stock, which were valued at $2.4 million, and $0.4 million of other income related to the disgorgement of short swing profits arising from trades by a POZEN stockholder.

Net loss for the third quarter of 2015 was ($8.1) million, or ($0.25) loss per share, compared to net income of $6.8 million, or $0.20 income per share on a diluted basis, for the third quarter of 2014. As of September 30, 2015, POZEN had cash and cash equivalents of $37.0 million. Accounts receivable totaled $5.8 million.

Total revenues resulting from VIMOVO royalties for the nine months ended September 30, 2015 were $15.4 million, compared to total revenues of $22.5 million in the nine months ended September 30, 2014 that included $15.5 million of VIMOVO royalty and $7.0 million from the amortization of the upfront fee for the licensing of YOSPRALA.

Operating expenses for the nine months ended September 30, 2015 totaled $38.8 million, as compared to $12.7 million for the comparable period in 2014. The increase in operating expenses in the nine months ended September 30, 2015 was primarily G&A discrete costs of $8.1 million of transaction-related costs and $9.2 million of severance related costs; YOSPRALA-related pre-commercialization costs of $3.3 million; $4.1 million of new employee costs, including $2.2 million of non-cash stock based compensation, and $0.7 million for patent litigation costs for VIMOVO.

The Company migrated its non-VIMOVO intellectual property to an Irish subsidiary and, as a result, generated taxable income in the U.S. that cannot be totally offset with net operating loss carryforwards. Therefore, the Company recorded $1.0 million in alternative minimum tax expense through the third quarter of 2015.

Other income/expense was $3.0 million less for the first nine months of 2015 versus the same period in 2014 due to the prior year receipt and valuation of warrants for Pernix stock, which totaled $2.6 million, and $0.4 million of prior year other income related to the disgorgement of short swing profits arising from trades by a POZEN stockholder.

Net loss for the nine months ended September 30, 2015 was ($24.5) million or ($0.75) loss per share, compared to net income of $12.7 million, or $0.39 income per share on a diluted basis, for the first nine months of 2014.

“We remain on track to close the transaction with Tribute Pharmaceuticals in December of this year,” said Adrian Adams, Chief Executive Officer of POZEN Inc. “This combination creates a company, Aralez Pharmaceuticals plc, which will have a broader portfolio that will bolster our product offerings in a number of therapeutic areas, most importantly cardiovascular disease and pain management.  To further fuel our anticipated growth, we are preparing for the launch of YOSPRALA in 2016 pending FDA approval, and are currently seeking product and M&A opportunities in other specialty areas in the U.S. and Canada and which are completely aligned with our stated aggressive growth strategy to drive stockholder value.”

Recent Corporate Milestones:

•                  Aralez Pharmaceuticals Limited’s (“Aralez”) proxy statement/prospectus on Form S-4 declared effective by the Securities and Exchange Commission (the “SEC”) on November 5, 2015.

•                  The active ingredient supplier (API) of aspirin for YOSPRALA is executing against its action plan to address matters raised in the FDA warning letter relating to the Form 483 inspection deficiencies and will be subject to FDA re-inspection. The Company is taking steps to qualify a second supplier of aspirin API.

•                  The Company made progress toward building out its commercial organization, including preparing to recruit a 20 to 25 person high quality sales force that will begin promoting Fibricor® in the United States following the close of the transaction with Tribute Pharmaceuticals Canada Inc. (“Tribute”).  The Company anticipates expanding to 110 sales professionals in connection with the launch YOSPRALA upon FDA approval, which it plans to commercialize with a pricing strategy that reflects value for both patients and payors.

•                  James P. Tursi, M.D. was appointed Chief Medical Officer.

Additional Information Regarding POZEN, Aralez, Tribute and the Proposed Transaction

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT OF ARALEZ PHARMACEUTICALS LIMITED FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 2015, AS AMENDED ON AUGUST 19, 2015 AND OCTOBER 30, 2015, AND THE RELATED PRELIMINARY AND

DEFINITIVE PROXY/PROSPECTUS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ARALEZ, POZEN, TRIBUTE AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents and other related documents filed with the SEC at the SEC’s web site at www.sec.gov.  Investors and security holders will be able to obtain free copies of the Tribute’s Information Circular and other documents filed by Tribute on SEDAR at www.sedar.com. Investors and security holders may obtain free copies of the documents filed by POZEN with the SEC on POZEN’s website at www.POZEN.com under the heading “Investors” and then under the heading “SEC Filings” and free copies of the documents filed by Tribute with the SEC on Tribute’s website at www.tributepharma.com under the heading “Investors” and then under the heading “SEC Filings”.

POZEN and Tribute and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of POZEN and shareholders of Tribute in connection with the proposed transaction. Information regarding the special interests, if any, of these directors and executive officers in the proposed transaction are included in the proxy statement/prospectus and Information Circular described above.  Additional information regarding the directors and executive officers of POZEN and Tribute is contained in their respective Annual Reports on Form 10-K for the year ended December 31, 2014 filed with the SEC.

This communication does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Third Quarter Results Webcast

POZEN will host a webcast today, November 9, 2015 at 11:00 a.m. (EDT) to present third quarter 2015 results and management’s outlook. The webcast can be accessed live and will be available for replay at www.pozen.com.

Conference Call Details

Date: Monday, November 9, 2015

Time: 11:00 a.m. ET

Dial-in (U.S.): 877-407-8037

Dial-in (International): 201-689-8037

About POZEN

POZEN Inc. is a specialty pharmaceutical company that to date has historically focused on developing novel therapeutics for unmet medical needs and licensing those products to other pharmaceutical companies for commercialization. By utilizing a unique in-source model and focusing on integrated therapies, POZEN has successfully developed and obtained FDA approval of two self-invented products. Funded by these milestones/royalty streams, POZEN has created a portfolio of cost-effective, evidence-based integrated aspirin therapies designed to enable the full power of aspirin by reducing its GI damage.

POZEN’s common stock is traded under the symbol “POZN” on The NASDAQ Global Market (“NASDAQ”). For more detailed company information, including copies of this and other press releases, please visit www.POZEN.com.

About YOSPRALA

POZEN has created a portfolio of investigational integrated aspirin therapies - the PA product platform. The products in the PA portfolio are being developed with the goal of significantly reducing GI ulcers and other GI complications compared to taking enteric-coated or plain aspirin alone.

The first candidates are YOSPRALA 81/40, containing 81 mg of aspirin, and YOSPRALA 325/40, containing 325 mg of aspirin. Both products are a coordinated-delivery tablet combining immediate-release omeprazole (40 mg), a proton pump inhibitor, layered around a pH-sensitive coating of an aspirin core. This novel, patented product is intended for oral administration once a day and an indication is being sought for use for the secondary prevention of cardiovascular disease in patients at risk for aspirin-induced gastric ulcers.

About VIMOVO

VIMOVO (naproxen / esomeprazole magnesium) is a fixed-dose combination of delayed-release enteric-coated naproxen, a non-steroidal anti-inflammatory drug (NSAID), and immediate-release esomeprazole magnesium, a stomach acid-reducing proton pump inhibitor (PPI), approved for the relief of signs and symptoms of osteoarthritis, rheumatoid arthritis and ankylosing spondylitis and to decrease the risk of developing gastric ulcers in patients at risk of developing NSAID-associated gastric ulcers. VIMOVO is not recommended for use in children younger than 18 years of age. VIMOVO is not recommended for initial treatment of acute pain because the absorption of naproxen is delayed compared to absorption from other naproxen-containing products. Controlled studies do not extend beyond six months. VIMOVO should be used at the lowest dose and for the shortest amount of time as directed by your health care provider.

For Full Prescribing Information see www.VIMOVO.com.

Cautionary Language Concerning Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements under applicable securities laws, including, but not limited to, statements related to the anticipated consummation of the business combination transaction among Aralez, POZEN and Tribute and the timing and benefits thereof; the anticipated equity and debt financings and the closings thereof; the combined company’s strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated product portfolio, development programs and management structure; the proposed listing on the NASDAQ and the Toronto Stock Exchange (the “TSX”); preparations for the launch of YOSPRALA, pending FDA approval; the active ingredient supplier (API) of aspirin for YOSPRALA executing against its action plan to address matters raised in the FDA warning letter relating to the Form 483 inspection deficiencies and being subject to FDA re-inspection; the Company’s ability to qualify a second supplier of aspirin API; and other statements that are not historical facts.  These forward-looking statements are based on POZEN’s current assumptions and expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the parties ability to complete the combination and anticipated equity and debt financings on the proposed terms and schedule; the combined company meeting the listing requirements on the NASDAQ and TSX; risk that Aralez may be taxed as a U.S. resident corporation;  risks associated with business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed transaction; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed merger and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; and the possibility that if the combined company does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of the combined company’s shares could decline, as well as other risks related to POZEN’s and Tribute’s business, including POZEN’s inability to build, acquire or contract with a sales force of sufficient scale for the commercialization of YOSPRALA™ in a timely and cost-effective manner, the parties’ failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval of our product candidates (including YOSPRALA), including as a result of the need to conduct additional studies or due to issues with third-party manufacturers, or the failure to obtain such approval of POZEN’s or Tribute’s product candidates for all expected indications, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of its product candidates; the inability to maintain or enter into, and the risks resulting from POZEN’s dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including its dependence on AstraZeneca and Horizon for the sales and marketing of VIMOVO®, POZEN’s dependence on Patheon for the manufacture of YOSPRALA 81/40 and YOSPRALA 325/40 ; the ability of POZEN and Tribute to protect their intellectual property and defend their patents; regulatory obligations and oversight; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in POZEN’s SEC filings and reports, including in its Annual Report on Form 10-K for the year ended December 31, 2014 and any subsequent Quarterly Reports on Form 10-Q,in Tribute’s SEC filings and reports, including in its Annual Report on Form 10-K for the year ended December 31, 2014 and any subsequent Quarterly Reports on Form 10-Q, and in the registration statement on Form S-4 filed with the SEC by Aralez on July 20, 2015, as amended on August 19, 2015 and October 30, 2015. We undertake no duty or obligation to update any forward-looking statements contained in this presentation as a result of new information, future events or changes in their expectations.

Financial Tables to Follow…

POZEN Inc.

Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Royalty revenue	$5,820,184	$5,539,741	$15,425,499	$15,507,723
Licensing revenue	—	2,000,000	—	7,000,000
Total revenue	5,820,184	7,539,741	15,425,499	22,507,723
Operating expenses:
Selling, general and administrative	12,206,807	2,573,958	33,662,567	7,897,698
Research and development	1,806,649	1,054,218	5,092,080	4,808,488
Total operating expenses	14,013,456	3,628,176	38,754,647	12,706,186
Other income:
Interest and other income / (loss), net	17,140	2,840,604	(153,568)	2,854,781
Net (loss) / income before taxes	(8,176,132)	6,752,169	(23,482,716)	12,656,318
Income tax (benefit) / expense	(27,000)	—	974,000	—
Net income (loss) attributable to common stockholders	$(8,149,132)	$6,752,169	$(24,456,716)	$12,656,318
Basic net (loss) / income per common share	$(0.25)	$0.21	$(0.75)	$0.41

Shares used in computing basic net (loss) / income per common share	32,732,686	31,589,192	32,476,358	31,118,572

Diluted net (loss) / income per common share	$(0.25)	$0.20	$(0.75)	$0.39

Shares used in computing diluted net (loss) / income per common share	32,732,686	32,949,779	32,476,358	32,614,051

POZEN Inc.

Balance Sheets

(Unaudited)

	September 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$36,991,056	$40,582,415
Investment in warrants	—	2,678,773
Accounts receivable	5,820,184	5,629,209
Prepaid expenses and other current assets	396,860	583,061
Total current assets	43,208,100	49,473,458
Equipment, net of accumulated depreciation	22,115	27,382
Noncurrent deferred tax asset	—	952,900
Total assets	$43,230,215	$50,453,740

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,127,705	$606,948
Accrued compensation	6,727,299	1,899,456
Accrued expenses	5,197,830	253,624
Current deferred tax liability	—	952,900
Total current liabilities	13,052,834	3,712,928

Long-term liabilities:
Accrued compensation	1,131,017	—
Total liabilities	14,183,851	3,712,928

Total stockholders’ equity	29,046,364	46,740,812
Total liabilities and stockholders’ equity	$43,230,215	$50,453,740

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